EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement of Lenox Bancorp, Inc. on Form S-8 of our report dated February 11, 2002, appearing in and incorporated by reference in the Annual Report on Form 10-K of Lenox Bancorp, Inc. for the year ended December 31, 2001.

                                                                                                    Clark, Schaefer, Hackett & Co.

Cincinnati, Ohio
May 16, 2002